As filed with the Securities and Exchange Commission on November 6, 2023

Registration No. 333-263730

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Targa Resources Corp.*

(Exact name of registrant as specified in its charter)

Delaware	20-3701075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

811 Louisiana St, Suite 2100

Houston, Texas 77002

(713) 584-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer R. Kneale

Chief Financial Officer

Targa Resources Corp.

811 Louisiana St, Suite 2100

(713) 584-1000

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael S. Telle

Benjamin R. Barron

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Arkoma Newco LLC	Delaware	92-1379214
Delaware-Permian Pipeline LLC	Delaware	92-0344720
FCPP Pipeline, LLC	Delaware	81-4620793
Flag City Processing Partners, LLC	Delaware	45-4536737
Grand Prix Development LLC	Delaware	82-4248022
Grand Prix Pipeline LLC	Delaware	82-2553325
Lasso Acquiror LLC	Delaware	35-2760452
Midland-Permian Pipeline LLC	Delaware	32-0665094
Setting Sun Pipeline Corporation	Delaware	76-0000329
Slider WestOk Gathering, LLC	Delaware	26-3063706
T2 Eagle Ford Gathering Company LLC	Delaware	90-0795641
T2 Gas Utility LLC	Texas	45-4567824
T2 LaSalle Gas Utility LLC	Texas	38-3901043
T2 LaSalle Gathering Company LLC	Delaware	32-0404177
TPL Arkoma Midstream LLC	Delaware	27-3677594
TPL Gas Treating LLC	Delaware	27-0592931
TPL SouthTex Gas Utility Company LP	Texas	20-8721344
TPL SouthTex Midstream Holding Company LP	Texas	20-8721377
TPL SouthTex Midstream LLC	Delaware	27-0350291
TPL SouthTex Pipeline Company LLC	Texas	20-8721079
TPL SouthTex Processing Company LP	Texas	45-2502762
TPL SouthTex Transmission Company LP	Texas	80-0920148
Targa Capital LLC	Delaware	47-5202637
Targa Cayenne LLC	Delaware	30-1289099
Targa Chaney Dell LLC	Delaware	42-1733101
Targa Cogen LLC	Delaware	32-0374075
Targa Condensate Marketing LLC	Delaware	92-2675547
Targa Delaware LLC	Delaware	46-5187832
Targa Delaware QOF LLC	Delaware	88-4406577
Targa Delaware QOZB LLC	Delaware	92-1403993
Targa Downstream LLC	Delaware	20-4036406
Targa Energy GP LLC	Delaware	20-3953748
Targa Energy LP	Delaware	43-2094238
Targa Frio LaSalle GP LLC	Texas	30-0839882
Targa Frio LaSalle Pipeline LP	Texas	30-0839792
Targa GP Inc.	Delaware	20-4036018
Targa Gas Marketing LLC	Delaware	11-3762680
Targa Gas Pipeline LLC	Delaware	47-5226023
Targa Gas Processing LLC	Delaware	47-5214458
Targa Gulf Coast NGL Pipeline LLC	Delaware	85-3106380
Targa Intrastate Pipeline LLC	Delaware	76-0634836
Targa LA Holdings LLC	Delaware	36-5004821
Targa LA Operating LLC	Delaware	32-0673105
Targa LP Inc.	Delaware	20-4036097
Targa Liquids Marketing and Trade LLC	Delaware	80-0509623
Targa Louisiana Intrastate LLC	Delaware	02-0719902
Targa MLP Capital LLC	Delaware	47-5196204
Targa Midkiff LLC	Delaware	42-1733099
Targa Midland Crude LLC	Delaware	84-4825632
Targa Midland LLC	Delaware	47-1295529
Targa Midstream Services LLC	Delaware	76-0507891
Targa NGL Pipeline Company LLC	Delaware	73-1175068
Targa Northern Delaware LLC	Delaware	30-0938715
Targa Permian Condensate Pipeline LLC	Delaware	61-2009400
Targa Pipeline Mid-Continent Holdings LLC	Delaware	45-5528668
Targa Pipeline Mid-Continent LLC	Delaware	37-1492980
Targa Pipeline Mid-Continent WestOk LLC	Delaware	42-1733110

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Targa Pipeline Mid-Continent WestTex LLC	Delaware	42-1733107
Targa Pipeline Operating Partnership LP	Delaware	23-3015646
Targa Pipeline Partners GP LLC	Delaware	25-1848762
Targa Pipeline Partners LP	Delaware	23-3011077
Targa Resources Finance Corporation	Delaware	20-3673840
Targa Resources GP LLC	Delaware	65-1295429
Targa Resources LLC	Delaware	14-1904332
Targa Resources Operating GP LLC	Delaware	64-0949235
Targa Resources Operating LLC	Delaware	64-0949238
Targa Resources Partners LP	Delaware	65-1295427
Targa Rich Gas Services GP LLC	Texas	35-2535172
Targa Rich Gas Services LP	Texas	26-2090219
Targa Rich Gas Utility GP LLC	Texas	61-1763280
Targa Rich Gas Utility LP	Texas	30-0873644
Targa SouthOk NGL Pipeline LLC	Oklahoma	81-5175251
Targa SouthTex CCNG Gathering Ltd.	Texas	75-2659553
Targa SouthTex Energy GP LLC	Delaware	27-0364246
Targa SouthTex Energy LP LLC	Delaware	27-0364304
Targa SouthTex Energy Operating LLC	Delaware	90-0819605
Targa SouthTex Gathering Ltd.	Texas	27-0587233
Targa SouthTex Midstream Company LP	Texas	20-8721274
Targa SouthTex Midstream Marketing Company Ltd.	Texas	27-0463313
Targa SouthTex Midstream T/U GP LLC	Texas	61-1723754
Targa SouthTex Midstream Utility LP	Texas	26-4023706
Targa SouthTex Mustang Transmission Ltd.	Texas	74-2704531
Targa SouthTex NGL Pipeline Ltd.	Texas	27-0463214
Targa SouthTex Processing LLC	Delaware	45-2460672
Targa Southern Delaware LLC	Delaware	81-3833768
Targa Train 6 LLC	Delaware	82-4025014
Targa Train 8 LLC	Delaware	83-1179228
Targa Train 9 LLC	Delaware	88-3136823
Targa Transport LLC	Delaware	37-1589340
Velma Gas Processing Company, LLC	Delaware	45-1543387
Velma Intrastate Gas Transmission Company, LLC	Delaware	26-2877615
Versado Gas Processors, L.L.C.	Delaware	76-0571936

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-263730) (as amended, the “Registration Statement”) is being filed for the purpose of (i) adding additional subsidiary guarantor registrants (the “New Guarantors”) as additional registrants under the Registration Statement, (ii) registering guarantees of debt securities by such New Guarantors as additional securities that may be offered under the prospectus that already forms a part of the Registration Statement and (iii) filing additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus is omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby.

Securities and Exchange Commission registration fee	*
Legal fees and expenses	**
Accounting fees and expenses	**
Printing and engraving expenses	**
Transfer agent and registrar fees	**
Trustee fees and expenses	**
Miscellaneous	**

Total	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Our bylaws provide that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under section 174 of the General Corporation Law of the State of Delaware (the “DGCL”) for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our amended and restated certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our bylaws further provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The limited liability company agreement, limited partnership agreement or bylaws, as applicable of each of our subsidiary guarantors provides for the indemnification of (i) present or former members of the board of directors or managers of the applicable subsidiary guarantor or any committee thereof, (ii) present or former officers, employees, partners, agents or trustees of the applicable subsidiary guarantor or (iii) persons serving at the request of the applicable subsidiary guarantor in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (ii) (each, a “Subsidiary Indemnitee”) to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such person may be involved, or is threatened to be involved, as a party or otherwise, by reason of such person’s status as a Subsidiary Indemnitee; provided, that in each case the Subsidiary Indemnitee acted in good faith and in a manner that such Subsidiary Indemnitee believed to be in, or not opposed to, the best interests of the applicable subsidiary guarantor and, with respect to any criminal proceeding, had no reasonable cause to believe such Subsidiary Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Subsidiary Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to these provisions shall be made only out of the assets of the applicable subsidiary guarantor. Each subsidiary guarantor is authorized to purchase and maintain insurance, on behalf of the members of its respective board of directors or managers, as the case may be, its officers and such other persons as its respective board of directors or managers, as the case may be, may determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the activities of the applicable subsidiary guarantor, regardless of whether the applicable subsidiary guarantor would have the power to indemnify such person against such liability under the provisions of its limited liability company agreement, limited partnership agreement or bylaws, as applicable.

Each of Section 17-108 of the Delaware Limited Partnership Act and Section 18-108 of the Delaware Limited Liability Company Act, respectively, provides that, subject to such standards and restrictions, if any, as are set forth in the governing document of a Delaware entity, such Delaware entity may, and has the power to, indemnify and hold harmless any partner, or member or manager, as applicable, or other person from and against any and all claims and demands whatsoever.

Section 8.051 of the Texas Business Organizations Code (the “TBOC”) provides that a Texas entity must indemnify a governing person, former governing person, delegate or other person in connection with a proceeding in which the person is a respondent because such person’s title with such entity if the person is wholly successful in defense of the proceeding or if a court determines that such person is entitled to indemnification under the TBOC. Section 8.101 of the TBOC provides that, subject to such standards and restrictions as provided in the TBOC and in the governing documents of the applicable entity, if any, a Texas entity may, and has the power to, indemnify any governing person, former governing person, delegate or other person from and against certain claims and demands as further described in the TBOC.

Section 2017 of the Oklahoma Limited Liability Company Act (“OKLLCA”) provides that, subject to certain exceptions, the articles of organization or operating agreement of an Oklahoma limited liability company may eliminate or limit the personal liability of a member or manager for monetary damages for breach of certain duties as provided for in the OKLLCA and provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because the person is or was a member or manager. Section 2003 of the OKLLCA further provides that any Oklahoma limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee that constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement of such Oklahoma limited liability company.

We have entered into Indemnification Agreements (each, an “Indemnification Agreement”) with each director and officer of Targa Resources Corp. and certain other former directors (each, an “Indemnitee”). Each Indemnification Agreement provides that we will indemnify and hold harmless each Indemnitee for Expenses (as defined in the Indemnification Agreement) to the fullest extent permitted or authorized by law in effect on the date of the agreement or as it may be amended to provide more advantageous rights to the Indemnitee. If such indemnification is unavailable as a result of a court decision and if we and the Indemnitee are jointly liable in the proceeding, we will contribute funds to the Indemnitee for his Expenses in proportion to relative benefit and fault of us and the Indemnitee in the transaction giving rise to the proceeding.

Each Indemnification Agreement also provides that we will indemnify the Indemnitee for monetary damages for actions taken as a director or officer of us, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be but only if (i) the Indemnitee acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in the best interests of us and, in all other cases, not opposed to the best interests of us and (ii) in the case of a criminal proceeding, the Indemnitee must have had no reasonable cause to believe that his conduct was unlawful. The Indemnification Agreement also provides that we must advance payment of certain Expenses to the Indemnitee, including fees of counsel, subject to receipt of an undertaking from the Indemnitee to return such advance if it is ultimately determined that the Indemnitee is not entitled to indemnification.

ITEM 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement, and such Exhibit Index is incorporated herein by reference.

ITEM 17.	Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.

For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number		Description

1.1**	—	Form of Underwriting Agreement

3.1	—	Amended and Restated Certificate of Incorporation of Targa Resources Corp. (incorporated by reference to Exhibit 3.1 to Targa Resources Corp.’s Current Report on Form 8-K filed December 16, 2010 (File No. 001-34991)).

3.2	—	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Targa Resources Corp. (incorporated by reference to Exhibit 3.1 to Targa Resources Corp.’s Current Report on Form 8-K filed May 26, 2021 (File No. 001-34991)).

3.3	—	Certificate of Designations of Series A Preferred Stock of Targa Resources Corp., filed with the Secretary of State of the State of Delaware on March 16, 2016 (incorporated by reference to Exhibit 3.1 to Targa Resources Corp.’s Current Report on Form 8-K/A filed March 17, 2016 (File No. 001-34991)).

3.4	—	Second Amended and Restated Bylaws of Targa Resources Corp. (incorporated by reference to Exhibit 3.4 to Targa Resources Corp.’s Quarterly Report on Form 10-Q filed May 5, 2022 (File No. 001-34991)).

4.1	—	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Targa Resources Corp.’s Registration Statement on Form S-1/A filed November 12, 2010 (File No. 333-169277)).

4.2	—	Registration Rights Agreement, dated March 16, 2016, by and among Targa Resources Corp. and the purchasers named on Schedule A thereto (incorporated by reference to Exhibit 4.1 to Targa Resources Corp.’s Current Report on Form 8-K/A filed March 17, 2016 (File No. 001-34991)).

4.3	—	Amendment No. 1 to the Registration Rights Agreement dated March 16, 2016, dated September 13, 2016, among Targa Resources Corp. and Stonepeak Target Holdings, LP and Stonepeak Target Upper Holdings LLC (incorporated by reference to Exhibit 4.3 to Targa Resources Corp.’s Quarterly Report on Form 10-Q filed November 4, 2016 (File No. 001-34991)).

4.4	—	Registration Rights Agreement, dated March 16, 2016, by and among Targa Resources Corp. and the purchasers named on Schedule A thereto (incorporated by reference to Exhibit 4.2 to Targa Resources Corp.’s Current Report on Form 8-K/A filed March 17, 2016 (File No. 001-34991)).

4.5	—	Amendment No. 1 to the Registration Rights Agreement dated March 16, 2016, dated September 13, 2016, among Targa Resources Corp. and Stonepeak Target Holdings, LP and Stonepeak Target Upper Holdings LLC (incorporated by reference to Exhibit 4.2 to Targa Resources Corp.’s Quarterly Report on Form 10-Q filed November 4, 2016 (File No. 001-34991)).

4.6	—	Indenture, dated as of April 6, 2022, among Targa Resources Corp., as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Targa Resources Corp.’s Current Report on Form 8-K filed April 6, 2022 (File No. 001-34991)).

4.7	—	First Supplemental Indenture, dated as of April 6, 2022, among Targa Resources Corp., as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Targa Resources Corp.’s Current Report on Form 8-K filed April 6, 2022 (File No. 001-34991)).

4.8	—	Second Supplemental Indenture, dated as of June 22, 2022, among Targa Resources Corp., as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.9 to Targa Resources Corp.’s Post-Effective Amendment No. 1 to Form S-3 filed June 22, 2022 (Registration No. 333-263730)).

4.9	—	Third Supplemental Indenture, dated as of July 7, 2022, among Targa Resources Corp., as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Targa Resources Corp.’s Current Report on Form 8-K filed July 7, 2022 (File No. 001-34991)).

4.10	—	Fifth Supplemental Indenture, dated as of January 9, 2023, among Targa Resources Corp., as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Targa Resources Corp.’s Current Report on Form 8-K filed January 9, 2023 (File No. 001-34991)).

Exhibit Number		Description

4.11	—	Sixth Supplemental Indenture, dated as of April 12, 2023, among Targa Resources Corp., as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.4 to Targa Resources Corp.’s Quarterly Report on Form 10-Q filed May 4, 2023 (File No. 001-34991)).

4.12**	—	Form of Debt Securities.

4.13**	—	Form of Preferred Stock Designation.

4.14**	—	Form of Warrant Agreement.

4.15**	—	Form of Deposit Agreement.

4.16**	—	Form of Unit Agreement (including Form of Unit).

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered hereby.

23.1*	—	Consent of PricewaterhouseCoopers LLP (incorporated by reference to Exhibit 23.1 to Targa Resources Corp.’s Annual Report on Form 10-K filed February 22, 2023 (File No. 001-34991)).

23.2*	—	Consent of PricewaterhouseCoopers LLP (incorporated by reference to Exhibit 23.1 to Targa Resources Corp.’s Current Report on Form 8-K/A filed October 11, 2022 (File No. 001-34991)).

23.3	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	—	Powers of Attorney of Targa Resources Corp. and Additional Subsidiary Guarantor Registrants included in the originally filed Registration Statement (included on the signature pages of the originally filed Registration Statement).

24.2*	—	Powers of Attorney of Additional Subsidiary Guarantor Registrants added pursuant to Post-Effective Amendment No. 1 to this Registration Statement (included on the signature pages of Post-Effective Amendment No. 1 to this Registration Statement).

24.3	—	Powers of Attorney of New Guarantors being added pursuant to this Post-Effective Amendment No. 2 (included on the signature pages of this Registration Statement).

25.1	—	Form T-1 Statement of Eligibility and Qualification respecting the Indenture.

107	—	Filing fee table.

*	Previously filed.
**	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on November 6, 2023.

TARGA RESOURCES CORP.

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on November 6, 2023 by the following persons in the capacities:

Name	Title

*	Chief Executive Officer and Director
Matthew J. Meloy	(Principal Executive Officer)

/s/ Jennifer R. Kneale	Chief Financial Officer
Jennifer R. Kneale	(Principal Financial Officer)

*	Senior Vice President and Chief Accounting Officer
Julie H. Boushka	(Principal Accounting Officer)

*	Chairman of the Board
Paul W. Chung	and Director

*	Director
Beth A. Bowman

*	Director
Lindsey M. Cooksen

*	Director
Charles R. Crisp

*	Director
Waters S. Davis, IV

*	Director
Robert B. Evans

*	Director
Laura C. Fulton

*	Director
Rene R. Joyce

Name	Title

*	Director
Joe Bob Perkins

*	Director
Ershel C. Redd Jr.

*By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on November 6, 2023.

FCPP PIPELINE, LLC
FLAG CITY PROCESSING PARTNERS, LLC
GRAND PRIX DEVELOPMENT LLC
MIDLAND-PERMIAN PIPELINE LLC
T2 EAGLE FORD GATHERING COMPANY LLC
T2 LASALLE GATHERING COMPANY LLC
TARGA CAPITAL LLC
TARGA CAYENNE LLC
TARGA COGEN LLC
TARGA DELAWARE LLC
TARGA DOWNSTREAM LLC
TARGA ENERGY GP LLC
TARGA FRIO LASALLE GP LLC
TARGA GAS MARKETING LLC
TARGA GAS PIPELINE LLC
TARGA GAS PROCESSING LLC
TARGA GP INC.
TARGA GULF COAST NGL PIPELINE LLC
TARGA LA HOLDINGS LLC
TARGA LA OPERATING LLC
TARGA LIQUIDS MARKETING AND TRADE LLC
TARGA LOUISIANA INTRASTATE LLC
TARGA LP INC.
TARGA MIDLAND CRUDE LLC
TARGA MIDLAND LLC
TARGA MIDSTREAM SERVICES LLC
TARGA MLP CAPITAL LLC
TARGA PERMIAN CONDENSATE PIPELINE LLC
TARGA PIPELINE PARTNERS GP LLC

TARGA RESOURCES FINANCE CORPORATION
TARGA RESOURCES GP LLC
TARGA RESOURCES LLC
TARGA RESOURCES OPERATING GP LLC
TARGA RESOURCES OPERATING LLC
TARGA RICH GAS SERVICES GP LLC
TARGA RICH GAS UTILITY GP LLC
TARGA SOUTHERN DELAWARE LLC
TARGA SOUTHTEX ENERGY GP LLC
TARGA SOUTHTEX ENERGY LP LLC
TARGA SOUTHTEX ENERGY OPERATING LLC
TARGA SOUTHTEX MIDSTREAM T/U GP LLC
TARGA SOUTHTEX PROCESSING LLC
TARGA TRAIN 6 LLC
TARGA TRAIN 8 LLC
VERSADO GAS PROCESSORS, L.L.C.

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on November 6, 2023 by the following persons in the capacities:

Name	Title

*	Chief Executive Officer
Matthew J. Meloy	(Principal Executive Officer)

/s/ Jennifer R. Kneale	Chief Financial Officer and Director or Manager
Jennifer R. Kneale	(Principal Financial Officer)

*	Senior Vice President and Chief Accounting Officer
Julie H. Boushka	(Principal Accounting Officer)

*	Director or Manager
Regina L. Gregory

*By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on November 6, 2023.

TARGA RESOURCES PARTNERS LP

By: Targa Resources GP LLC, its general partner

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

TARGA ENERGY LP

By: Targa Energy GP LLC, its general partner

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

TARGA RICH GAS SERVICES LP

By: Targa Rich Gas Services GP LLC, its general partner

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

TARGA SOUTHTEX MIDSTREAM UTILITY LP

By: Targa SouthTex Midstream T/U GP LLC, its general partner

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

TARGA FRIO LASALLE PIPELINE LP

By: Targa Frio LaSalle GP LLC, its general partner

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

TARGA SOUTHTEX MUSTANG TRANSMISSION LTD. TARGA SOUTHTEX CCNG GATHERING LTD. TARGA SOUTHTEX MIDSTREAM MARKETING COMPANY LTD. TARGA SOUTHTEX NGL PIPELINE LTD. TARGA SOUTHTEX GATHERING LTD.

By: Targa SouthTex Energy GP LLC, its general partner

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

TARGA RICH GAS UTILITY LP

By: Targa Rich Gas Utility GP LLC, its general partner

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on November 6, 2023 by the following persons in the capacities:

Name	Title

*	Chief Executive Officer of each general partner
Matthew J. Meloy	(Principal Executive Officer)

/s/ Jennifer R. Kneale	Chief Financial Officer and Director of each general partner
Jennifer R. Kneale	(Principal Financial Officer)

*	Senior Vice President and Chief Accounting Officer of each general partner
Julie H. Boushka	(Principal Accounting Officer)

*	Director of each general partner
Regina L. Gregory

*By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on November 6, 2023.

SLIDER WESTOK GATHERING, LLC

TARGA CHANEY DELL LLC

TARGA MIDKIFF LLC

TARGA PIPELINE MID-CONTINENT HOLDINGS LLC

TARGA PIPELINE MID-CONTINENT LLC

TARGA PIPELINE OPERATING PARTNERSHIP LP

TARGA PIPELINE PARTNERS LP

TARGA SOUTHTEX MIDSTREAM COMPANY LP

TPL ARKOMA MIDSTREAM LLC

TPL GAS TREATING LLC

TPL SOUTHTEX GAS UTILITY COMPANY LP

TPL SOUTHTEX MIDSTREAM HOLDING COMPANY LP

TPL SOUTHTEX MIDSTREAM LLC

TPL SOUTHTEX PIPELINE COMPANY LLC

TPL SOUTHTEX PROCESSING COMPANY LP

TPL SOUTHTEX TRANSMISSION COMPANY LP

VELMA GAS PROCESSING COMPANY, LLC

VELMA INTRASTATE GAS TRANSMISSION COMPANY, LLC

By:	Targa Pipeline Partners GP LLC, the ultimate general partner

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on November 6, 2023 by the following persons in the capacities:

Name	Title

*	Chief Executive Officer of the ultimate general partner
Matthew J. Meloy	(Principal Executive Officer)

/s/ Jennifer R. Kneale	Chief Financial Officer and Director of the ultimate general partner
Jennifer R. Kneale	(Principal Financial Officer)

*	Senior Vice President and Chief Accounting Officer of the ultimate general partner
Julie H. Boushka	(Principal Accounting Officer)

*	Director of the ultimate general partner
Regina L. Gregory

*By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on November 6, 2023.

TARGA INTRASTATE PIPELINE LLC

By: Targa Midstream Services LLC, its sole member

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

TARGA NGL PIPELINE COMPANY LLC

By: Targa Downstream LLC, its sole member

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

TARGA SOUTHOK NGL PIPELINE LLC

By: Targa NGL Pipeline Company LLC, its sole member

By: Targa Downstream LLC, sole member of Targa NGL Pipeline
Company LLC

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

TARGA TRANSPORT LLC

By: Targa Downstream LLC, its sole member

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

T2 LASALLE GAS UTILITY LLC

By: T2 LaSalle Gathering Company LLC, its sole member

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

T2 GAS UTILITY LLC

By: T2 Eagle Ford Gathering Company LLC, its sole member

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on November 6, 2023 by the following persons in the capacities:

Name	Title

*	Chief Executive Officer of each sole member
Matthew J. Meloy	(Principal Executive Officer)

/s/ Jennifer R. Kneale	Chief Financial Officer and Director of each sole member
Jennifer R. Kneale	(Principal Financial Officer)

*	Senior Vice President and Chief Accounting Officer of each sole member
Julie H. Boushka	(Principal Accounting Officer)

*	Director of each sole member
Regina L. Gregory

*By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on November 6, 2023.

ARKOMA NEWCO LLC
DELAWARE-PERMIAN PIPELINE LLC
GRAND PRIX PIPELINE LLC
LASSO ACQUIROR LLC
SETTING SUN PIPELINE CORPORATION
TARGA CONDENSATE MARKETING LLC
TARGA DELAWARE QOF LLC
TARGA DELAWARE QOZB LLC
TARGA NORTHERN DELAWARE LLC
TARGA PIPELINE MID-CONTINENT WESTOK LLC
TARGA PIPELINE MID-CONTINENT WESTTEX LLC
TARGA TRAIN 9 LLC

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew J. Meloy and Jennifer R. Kneale, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre and post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on November 6, 2023 by the following persons in the capacities:

Name	Title

/s/ Matthew J. Meloy	Chief Executive Officer
Matthew J. Meloy	(Principal Executive Officer)

/s/ Jennifer R. Kneale	Chief Financial Officer and Director or Manager
Jennifer R. Kneale	(Principal Financial Officer)

/s/ Julie H. Boushka	Senior Vice President and Chief Accounting Officer
Julie H. Boushka	(Principal Accounting Officer)

/s/ Regina L. Gregory	Director or Manager
Regina L. Gregory